Exhibit 10.11

MORTGAGE LOAN PURCHASE AGREEMENT

ANGEL OAK MORTGAGE FUND TRS

(Purchaser)

ANGEL OAK PRIME BRIDGE, LLC

(Seller)

Servicing Released Mortgage Loans

Effective as of October 1, 2018

This is a Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated and effective as of October 1, 2018, by and between ANGEL OAK MORTGAGE FUND TRS (and its successors and assigns, and any subsequent permitted holder or holders of the Mortgage Loans, the “Purchase”) and ANGEL OAK PRIME BRIDGE, LLC, as seller (its successor and assigns, the “Seller”, as applicable).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase, from time to time, from the Seller, and the Seller desires to sell, from time to time, to the Purchaser, certain mortgage loans (the “Mortgage Loans”), on a non-recourse (except as set forth herein), servicing released basis, and which shall be delivered in the manner and on the terms and conditions set forth herein;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed to the related Assignment and Conveyance Agreement on each Closing Date as Annex 1; and

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01 Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Agreement: This Mortgage Loan Purchase and Servicing Agreement, and all amendments hereof and supplements hereto, including without limitation, each Assignment and Conveyance Agreement executed in accordance with this Agreement.

Ancillary Income: All proper and legally permissible income derived from the servicing of the Mortgage Loans (other than the fees earned pursuant to the Servicing Fee Rate), including but not limited to, late charges, reinstatement fees, loan resolution incentives or fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, lien release fees, payoff quote fees, pay-by-phone fees, Speedpay fees, assumption fees, modification charges, interest accrued on funds on deposit in the Custodial Account and Escrow Account, subordination fees, reconveyance charges, and similar types of fees, charges and income (other than prepayment penalties or premiums) arising from or in connection with any Mortgage Loan.

Applicable Law: All applicable (1) federal, state, and local laws and legal requirements applicable to a Person (including statutes, rules, regulations, and ordinances), including but not limited to usury, truth-in-lending, real estate settlement, consumer credit, equal credit opportunity, anti-predatory or abusive lending, or unfair and deceptive acts and practices laws; (2) requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction over a Person and/ or a Mortgage Loan, including, but not limited to, the CFPB; and (3) judicial and administrative judgments, orders, stipulations, awards, writs, settlements, and injunctions to which the Person is a party.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value (or the lowest value if more than one appraisal is received) as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value (or the lowest value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by a Qualified Appraiser at the time of origination of such Refinanced Mortgage Loan.

Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the American Arbitration Association, which shall be conducted in a place mutually acceptable to the parties to the arbitration.

Arbitrator: A person who is not affiliated with the Seller or the Purchaser, who is a qualified member of the American Arbitration Association.

Assignment and Conveyance Agreement: With respect to each Mortgage Loan Package and each Closing Date, an assignment and conveyance of the Mortgage Loans purchased on the related Closing Date in the form annexed hereto as Exhibit B.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, that when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Purchaser or its designee.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York or the State of Georgia, or (iii) a day on which banks in the State of New York or the State of Georgia are authorized or obligated by law or executive order to be closed.

CFPB: The Consumer Financial Protection Bureau or any successor thereto.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase from the Seller and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule, or such other date as may be mutually agreed to by the Seller and the Purchaser, with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 6.01.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Credit Score: The credit score, obtained at origination or such other time by the Seller, for each Mortgage Loan. If two credit bureau scores are obtained, the Credit Score will be the lower score. If three credit bureau scores are obtained, the Credit Score will be the middle of the three. When there is more than one applicant, the primary wage earner’s Credit Scores will be used, based upon the methodology set forth in the previous sentences as applied to such applicant. There is only one (1) score for any Mortgage Loan regardless of the number of Mortgagors and/or applicants. In no event shall less than two credit bureau scores be obtained to determine the Credit Score.

Cut-off Date: With regard to a Mortgage Loan in a Mortgage Loan Package, the date which is one Business Day prior to the Closing Date.

Custodian: The custodian designated by the Purchaser from time to time.

Customer Information: Any personally identifiable information in any form (written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Seller or the originator of the related Mortgage Loan; and any other non-public personally identifiable information.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Subsequent Transaction.

Due Date: The day of the month on which each Monthly Payment is due on a Mortgage Loan pursuant to the terms of the respective Mortgage Note.

Eligible Account: Any account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein. Eligible Accounts may bear interest. If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations or in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations, the funds on deposit therewith in connection with this Agreement shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investment: Any one or more of the following obligations or securities: federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.06.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae or any successor organization.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide, any waivers obtained by the Seller and all amendments or additions thereto in effect on and after the related Closing Date.

FDIC: The Federal Deposit Insurance Corporation or any successor organization.

FDPA: The Flood Disaster Protection Act of 1973, as amended.

FHA: The Federal Housing Administration.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fixed Rate Mortgage Loan: A Mortgage Loan pursuant to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

Indemnified Party: The party entitled to indemnification.

Indemnifying Party: The party obligated to provide indemnification.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the Original Principal Balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

Master Servicer: Any master servicer as related to a Reconstitution.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded and registered in the name of MERS, as nominee for the holder from time to time of the Mortgage Note, with MERS on the MERS System.

MERS® System: The electronic system of recording transfers of mortgages maintained by the Mortgage Electronic Registration Systems, Inc. or any successor or assigns thereof.

MIN: The Mortgage Identification Number for any MERS Loan.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the Mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Payment: With respect to any Mortgage Loan, the scheduled payment due from the related Mortgagor under the related Mortgage Note on each Due Date.

Mortgage: The mortgage, deed of trust or other security instrument creating a lien on, or ownership interest in, a Mortgaged Property securing a Mortgage Note, including any rider incorporated by reference therein.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

Mortgage File: In connection with a particular Mortgage Loan, all documents required under Applicable Law and the Underwriting Guidelines in the origination, underwriting and servicing of such Mortgage Loan, including but not limited to the documents specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate of interest borne by the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which secured by lien on real property and which is offered for sale by the Seller to the Purchaser. As used in this Agreement, the term Mortgage Loan shall not include the respective Servicing Right.

Mortgage Loan Documents: The documents listed in Exhibit D hereto pertaining to any Mortgage Loan.

Mortgage Loan Package: The Mortgage Loan(s) to be delivered by the Seller to the Purchaser on an applicable Closing Date, as listed on the applicable Mortgage Loan Schedule.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loan(s) and their characteristics attached as Annex 1 to the applicable Assignment and Conveyance Agreement to be delivered on each related Closing Date.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and any riders thereto.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, consisting which property is considered to be real estate under the law of the state in which it is located and improved by a residential dwelling.

Mortgagor: The obligor on a Mortgage Note, who is the grantor named in the Mortgage.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser.

Original Principal Balance: The principal balance of the Mortgage Loan as of the date of the origination of such loan.

Origination Date: With regard to a Mortgage Loan, the date upon which such Mortgage Loan closes escrow.

Person: Any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: With respect to each Mortgage Loan, Mortgage Loan Package and each Closing Date, the purchase price to be paid in accordance with Section 3.01.

Purchase Price Percentage: The purchase price percentage set forth in the related Assignment and Conveyance Agreement that is used to calculate the Purchase Price of the related Mortgage Loans as set forth in Section 3.01.

Qualified Appraiser: With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of the Underwriting Guidelines and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Rating Agencies: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized statistical rating agencies issuing ratings with respect to such securities, if any.

Reconstitution: Any Subsequent Transaction or Whole Loan Transfer.

Reconstitution Date: With respect to each Reconstitution, the applicable closing date.

Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R.§§ 229.1100-229.1123, as such may be amended from time to time, including amendments contained in Release Nos. 33-9117 and 34-61858 upon effectiveness, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Remittance Date: Seven (7) Business Days after the Record Date.

Repurchase Price: With respect to any Mortgage Loan to be repurchased, (i) a price equal to the product of the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the Purchaser, plus (iii) any fees, costs or expenses related to transferring such Mortgage Loan back to the Seller, including but not limited to, shipping costs and recording fees plus (iv) any fees, costs or expenses related to transferring such Mortgage Loan back to the Seller, including but not limited to, shipping costs and recording fees.

Securities Act: The federal Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities or related instrument, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Rights: Collectively, all of the following: (a) any and all rights, title and interest in and to service the Mortgage Loans; (b) any Custodial Accounts, Servicing Advances, payments to or monies received, incidental income and benefits for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (e) any escrow accounts, Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, Borrower lists, Mortgage Loan specific insurance policies, tax service agreements and any other information and documentation pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Stated Principal Balance: As to each Mortgage Loan and any date of determination, (a) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (b) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(l)-(3) and 1105(c) of Regulation AB.

Subsequent Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or trustee or a custodian in connection with the issuance of participation certificates or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans, or such other similar transaction or structure.

Termination Without Cause Fee: With respect to any Mortgage Loan, an amount equal to (a) if the related Mortgage Loan is less than sixty (60) days delinquent, a mutually agreeable market multiple times the Servicing Fee Rate, or (b) if the related Mortgage Loan is sixty (60) days or more delinquent, zero.

Third-Party Originator: Each Person that originated Mortgage Loans acquired by the Seller.

Underwriting Guidelines: As to each Mortgage Loan Package, the Seller’s written underwriting guidelines in effect as of the Origination Date of such Mortgage Loans, attached hereto as Exhibit E, as may be updated and incorporated into Exhibit E from time to time by attaching such updates to the related Assignment and Conveyance Agreement.

Whole Loan Transfer: Any sale or transfer by the Purchaser of some or all of the Mortgage Loans.

Section 1.02 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)                                  references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)                                 a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)                                  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)                                   the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)                                  the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

ARTICLE II

AGREEMENT TO PURCHASE

Section 2.01 Loan Sale.

The Seller agrees to sell and the Purchaser agrees to purchase on each Closing Date pursuant to this Agreement the Mortgage Loans being sold by Seller as listed on each Assignment and Conveyance Agreement. Seller shall deliver in an electronic format the Mortgage Loan Schedule for the Mortgage Loans to be purchased on such Closing Date to Purchaser at least five (5) Business Days prior to such Closing Date.

As of each Closing Date, upon receipt of the Purchase Price, Seller will have sold, transferred, assigned, set over and conveyed to Purchaser, without recourse, on a servicing released basis, the related Mortgage Loans and the Master Servicing Rights associated with the related Mortgage Loans, and Seller hereby acknowledges that, upon receipt of the Purchase Price, Purchaser will have all the right, title and interest of Seller in and to such Mortgage Loans, including the Servicing Rights.

ARTICLE III

PURCHASE PRICE

Section 3.01 Purchase Price.

On each Closing Date, the Purchaser shall pay to the Seller in consideration for the Mortgage Loan(s) contained in the related Mortgage Loan Package and identified in the related Assignment and Conveyance Agreement, the sum of: (i) the Stated Principal Balance of each such Mortgage Loan as of the related Cut-off Date, multiplied by (ii) the Purchase Price Percentage for the Mortgage Loan as specified in the related Assignment and Conveyance Agreement. In addition, the Purchaser shall pay to the Seller on each Closing Date accrued interest on the Stated Principal Balance as of the Cut-off Date for each Mortgage Loan in the related Mortgage Loan Package.

ARTICLE IV

EXAMINATION AND CONVEYANCE OF MORTGAGE LOANS

Section 4.01 Examination of Mortgage Files and Mortgage Loan Documents.

The Seller shall, at the direction of the Purchaser, at a reasonable time prior to the applicable Closing Date, pursuant to a mutually-agreeable bailee arrangement, (a) deliver to the Purchaser’s document Custodian as bailee, for examination, the related Mortgage Loan Documents for each Mortgage Loan in the related Mortgage Loan Package, including the Assignment of Mortgage, and (b) make the related Mortgage Files available to the Purchaser for examination at a location as shall be agreed upon by the Purchaser and the Seller. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, or other relief or remedy to the extent provided under this Agreement.

The Seller shall pay all costs associated with the shipment of the Mortgage Loan Documents listed on Exhibit A to the Purchaser’s Custodian. The Seller and the Purchaser shall pay all fees and expenses of the Purchaser’s Custodian, as incurred by each party.

The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver to the Purchaser an Assignment and Conveyance Agreement in the form attached hereto as Exhibit B.

Section 4.02 Books and Records; Ownership of Mortgage Loans.

Record title to each Mortgage Loan Package as of the related Closing Date shall be in the name of the Purchaser. All rights arising out of the Mortgage Loans, including the Servicing Rights, shall be vested in the Purchaser and shall be held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement. The Seller shall pay to the Purchaser or its designee by wire in immediately available funds no later than thirty (30) days after the respective Closing Date any funds owed to the Purchaser with regard to any purchased Mortgage Loan Package.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet, business records, tax returns and other financial statements as a sale of assets by the Seller.

Section 4.03 Trailing Mortgage Loan Documents.

If the Seller cannot deliver any original recorded Mortgage Loan Document on the related Closing Date then the Seller shall deliver such original recorded documents to the Purchaser or its designee promptly upon receipt thereof. If the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, then the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officers’ Certificate of an officer the Seller confirming that such documents have been accepted for recording. If the Seller receives such document(s) from the applicable recorder’s office but delivery to the Purchaser is not completed within 180 days of the related Closing Date, the Seller shall, at the Purchaser’s option, repurchase the related Mortgage Loan(s) at the Repurchase Price.

Section 4.04 Whole Loan Transfers or Securitization Transactions.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, upon prior written consent of the Seller, the Purchaser may effect either one or more Whole Loan Transfers, and/or one or more Securitization Transactions.

(a)                                 Whole Loan Transfers. With respect to each Whole Loan Transfer entered into by the Purchaser, the Seller agree:

(i)             to cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests, including but not limited to assistance and information reasonably requested by the Purchaser to enable the Purchaser’s compliance with any law, rule or regulation affecting the servicing, sales or transfers of the Mortgage Loans; and

(ii)          to execute, at the Purchaser’s discretion, a mutually agreeable form of assignment, assumption and recognition agreement with regard to some or all of the Mortgage Loans.

(b)                                 Securitization Transactions. The Purchaser and the Seller agree that in connection with the completion of a Securitization Transaction:

(i)             the Seller shall execute a mutually agreeable assignment, assumption and reconstitution agreement; and

(ii)          the Seller as of the closing date with respect to such Securitization Transaction;

(iii)       the Seller shall cooperate with the Purchaser, and provide any reasonably requested documentation and information, including but not limited to any and all publicly available information and appropriate verification of information which may be reasonably available to the Seller, and information required to comply with the laws, rules and regulations applicable to Securitization Transactions as related to the Mortgage Loans; and

(iii)       the Seller shall agree and consent that all information provided by the Seller to any Rating Agency for the purpose of determining and which is used in connection with the initial rating of a rated securitization including the Mortgage Loans, or for undertaking credit rating surveillance on such securitization, may be posted on a website which complies with the requirements of Rule 17g-5 of the Exchange Act on request of Purchaser. Upon request of Purchaser, Seller shall provide all such information in electronic form as needed to effect such posting. To the extent any Rating Agency conducts an originator review or other review of the operations of

Seller which may be used in connection with the initial rating of a securitization or the surveillance thereof, on request of Purchaser, Seller shall provide to Purchaser in electronic form all information that was provided to the Rating Agency in connection with such review.

(c)                                  All of the Mortgage Loans, including those Mortgage Loans that are subject to a Securitization Transaction or a Loan Transfer, shall continue to be subject to this Agreement, and with respect thereto, this Agreement shall remain in full force and effect. In no event shall a Whole Loan Transfer or a Securitization Transaction be deemed to relieve the Seller or the Purchaser of each party’s respective obligations as set forth in the Agreement nor to increase the Seller’s liabilities, duties, obligations, or responsibilities as set forth in this Agreement.

(d)                                 In connection with each Whole Loan Transfer or Securitization Transaction, the Seller agrees to agree to permit any prospective assignees of Purchaser who have entered into a commitment to purchase any of the Mortgage Loans or any Third Parties, to assess loan information and review Seller’s servicing and origination operations, upon reasonable prior notice to Seller, and Seller reasonably shall cooperate with such reviews and underwriting to the extent such prospective assignees or independent third-parties request information and documents (in electronic form or otherwise) that are reasonably available. Subject to any Applicable Laws, Seller shall make the Servicing Files related to the Mortgage Loans held by Seller available at Seller’s principal operations center for review by any such prospective assignees or independent third-party during normal business hours upon reasonable prior notice to Seller (in no event fewer than two (2) Business Days prior notice).

Section 4.05 MERS Loans.

With respect to each MERS Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the investor pursuant to the MERS Procedures Manual and the Custodian as custodian, and no Person shall be listed as interim funder pursuant to the MERS Procedures Manual on the MERS System.

ARTICLE V

REPRESENTATIONS AND WARRANTIES;

REMEDIES FOR BREACH

Section 5.01 Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the applicable Closing Date (or such other date as may be specified herein):

(a)                                 Property Valuation. Each Mortgage Loan with a written appraisal, as indicated on the Mortgage Loan schedule, contains a written appraisal prepared by an appraiser licensed or certified by the applicable governmental body in which the Mortgaged Property is located and in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (“FIRREA”) and the Underwriting Guidelines. The appraisal was written in form and substance to USPAP standards and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the Mortgage Loan application. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the Seller was not affected by, the approval or disapproval of the Mortgage Loan.

(b)                                 With respect to each Mortgage Loan whose document type on the Mortgage Loan schedule indicates documented income, employment and/or assets, the Seller verified the Mortgagor’s income, employment and/or assets in accordance with the Underwriting Guidelines. With respect to each Mortgage Loan other than a Mortgage Loan for which the Mortgagor documented his or her income by providing Form W-2 or tax returns, the Seller employed a process designed to verify the income with third party documentation (including bank statements).

(c)                                  With respect to each Mortgage Loan, the Seller gave due consideration at the time of origination to factors, including but not limited to, other real estate owned by the Mortgagor, commuting distance to work and appraiser comments and notes, to evaluate whether the occupancy status of the property as represented by the Mortgagor was reasonable.

(d)                                 With respect to each Mortgage Loan, no portion of the loan proceeds has been escrowed for the purpose of making Scheduled Payments on behalf of the Mortgagor and no payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or amounts paid or escrowed for payment by the Mortgagor’s employer, have been paid by any person (other than a guarantor) who was involved in or benefited from the sale of the Mortgaged Property or the origination, refinancing, sale or servicing of the Mortgage Loan.

(e)                                  The information on the Mortgage Loan Schedule correctly and accurately reflects the information contained in the Seller’s records (including, without limitation, the Mortgage File) in all material respects. In addition, the information contained under each of the headings in the Mortgage Loan Schedule (e.g. Mortgagor’s income, employment and occupancy, among others) is true and correct in all material respects. With respect to each Mortgage Loan, any seller or builder concession in excess of the allowable limits established by Fannie Mae or Freddie Mac has been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the LTV and combined LTV (“CLTV”). As of the Closing Date, the most recent FICO score listed on the Mortgage Loan schedule was no more than twelve months old. As of the date of funding of the Mortgage Loan to the Mortgagor, no appraisal or other property valuation listed on the Mortgage Loan schedule was more than twelve months old.

(f)                                   Each Mortgage Loan was either underwritten in substantial conformance to the applicable Underwriting Guidelines in effect at the time of origination taking into account the compensating factors set forth in such Underwriting Guidelines as of the Closing Date, or, if not underwritten in substantial conformance to the Underwiriting Guidelines, has reasonable and documented compensating factors.

(g)                                  Other than with respect to TRID, compliance with which is covered by representation and warranty number (mm) below, at the time of origination or the date of modification each Mortgage Loan complied in all material respects with all then-applicable federal, state and local laws, including (without limitation) truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws or such noncompliance was cured subsequent to origination, as permitted by Applicable Law. The servicing of each Mortgage Loan prior to the Closing Date complied in all material respects with all then-applicable federal, state and local laws; provided, however, that the Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance. The Mortgage Loan meets or is exempt from applicable state, federal or local laws, regulations and other requirements pertaining to usury.

(h)                                 With respect to each Mortgage Loan, unless otherwise indicated on the Mortgage Loan Schedule, each Mortgagor is a natural person or other acceptable forms (e.g. land trust), and at the time of origination, the Mortgagor was legally entitled to reside in or enter the U.S.

(i)                                     Immediately prior to the transfer and assignment to the Purchaser contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens (other than any senior lien indicated on the Mortgage Loan schedule), pledges, charges or security interests of any nature, and the Seller has good and marketable title and full right and authority to sell and assign the same.

(j)                                    The Mortgage is a valid, subsisting and enforceable first or second lien on the property therein described, and, except as noted in the Mortgage Loan Schedule, the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for: the lien of current real property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan; liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes; and such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage; and any security agreement, chattel mortgage or equivalent document related to and delivered to the Custodian with any Mortgage establishes in the seller a valid and subsisting first or second lien on the property described therein, and the Seller has full right to sell and assign the same to the Purchaser.

(k)                                 All taxes, governmental assessments, insurance premiums and water, sewer and municipal charges that previously became due and payable have been paid or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for any such item that remains unpaid.

(l)                                     The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended or would render the property uninhabitable. Additionally, there is no proceeding (pending or threatened) for the total or partial condemnation of the Mortgaged Property.

(m)                             The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or a title policy affording, in substance, the same protection afforded by this warranty has been furnished to the Purchaser by the Seller.

(n)                                 Except for Mortgage Loans secured by co-op shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee-simple estate in real property; all the improvements included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach on the Mortgaged Property (unless insured against under the related title insurance policy); and the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(o)                                 All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(p)                                 The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). Additionally, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the mortgage, and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor.

(q)                                 The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds have been complied with (except for escrow funds for exterior items, which could not be completed due to weather, and escrow funds for the completion of swimming pools). Additionally, all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date.

(r)                                    The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction for which an Opinion Of Counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and any Mortgage Loan secured by co-op shares) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the Seller or its successors and assigns as to the first or secondpriority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to the following: (a) the lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan; (c) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes and (d) such other matters to which like properties are commonly subject that do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. The Seller is the sole insured of such mortgagee title insurance policy, the assignments to the Purchaser of such Seller’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer that has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser, no claims have been made under such mortgagee title insurance policy and no prior holder of the related mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy.

(s)                                   The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as covered under a standard extended coverage endorsement in an amount not less than the lesser of 100% of the insurable value of the Mortgaged Property or the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If, upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage not less than the least of the outstanding principal balance of the Mortgage Loan, the full insurable value of the Mortgaged Property, or the maximum amount of insurance that was available under the National Flood Insurance Act of 1968, as amended. Additionally, each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense.

(t)                                    There is no monetary default (including any related event of acceleration), monetary breach or monetary violation existing under the Mortgage or the related Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary default, monetary breach, monetary violation or event of acceleration. Additionally, the Seller has not waived any such default, breach, violation or event of acceleration, and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan.

(u)                                 No Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage or the exercise of any right thereunder render the Mortgage Note or mortgage unenforceable in whole or in part or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(v)                                 Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor that would interfere with such right of foreclosure.

(w)                               The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(x)                                 With respect to each Mortgage where a Lost Note Affidavit has been delivered to the Custodian in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

(y)                                 With respect to each Mortgage Loan, all parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledge or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, except to the extent that failure to be so licensed would not give rise to any claim against the Purchaser; provided, however, that the Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.

(z)                                  No fraud or material error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, any correspondent or mortgage broker involved in the origination of such Mortgage Loan, the Mortgagor or any appraiser, builder, developer or other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(aa) With respect to any insurance policy, including, but not limited to, hazard or title insurance, covering a Mortgage Loan and the related Mortgaged Property, the Seller has not engaged in, and the Mortgagor has not engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind as has been or will be received, retained or realized by any attorney, firm, or other Person or entity, and no such unlawful items have been received, retained or realized by the Seller.

(bb) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser or the Seller to such trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgage.

(cc) Each original Mortgage was recorded, and all subsequent assignments of the original mortgage have been recorded in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against creditors of the Seller or are being recorded.

(dd) The Mortgage contains an enforceable provision for the acceleration of the payment of the Unpaid Principal Balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee.

(ee) The Mortgaged Property is either a fee-simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease: (i) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (ii) the terms of such lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property; (iii) the original term of such lease is not less than 15 years; (iv) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (v) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.

(ff) No Mortgage Loan in the Trust is a “high-cost” loan, “covered” loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusive lending laws; provided, that, for the avoidance of doubt, no representation or warranty is made as to whether a Mortgage Loan constitutes a highly-priced mortgage loan (“HPML”), as permitted by specific state or federal laws.

(gg) The instruments and documents with respect to each Mortgage Loan required to be delivered to the Custodian pursuant to Section 4.01 on or prior to the Closing Date have been delivered to the Custodian.

(hh) Unless otherwise indicated on the Mortgage Loan schedule, the Seller nor any prior holder of the mortgage or the related Mortgage Note has modified the mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in an agreement included in the Mortgage File.

(ii) Each Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit or unit in a planned unit development or, in the case of Mortgage Loans secured by co-op shares, leases or occupancy agreements.

(jj) Unless otherwise indicated on the Mortgage Loan Schedule, all Monthly Payments required to be made up to the Due Date immediately preceding the Cut-off Date under the terms of the related Mortgage Note have been made, and no Mortgage Loan was more than sixty (60) days delinquent in the twelve (12) months preceding the Cut-off Date, unless disclosed on the Mortgage Loan Schedule.

(kk) The Seller has not received notice that the Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding as of the Cut-off date.

(ll) If required by the Underwriting Guidelines, the Seller made a reasonable and good faith determination that the Mortgagor would have a reasonable ability to repay the Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 C.F.R 1026. 43(c)(2).

(mm) With respect to each Mortgage Loan for which an application was taken on or after October 3, 2015, either: (i) the Mortgage Loan was originated in compliance with TRID; (ii) the Mortgage Loan is exempt from TRID; or (iii) with respect to each TRID compliance exception with respect to a Mortgage Loan, such TRID compliance exception will not result in civil liability or has been cured in a manner which negates the associated civil liability.

Section 5.02 Representations and Warranties Regarding Seller and Purchaser.

The Seller hereby represents and warrants to the Purchaser as of each applicable Closing Date:

(a)                                 Due Organization. It is duly organized, validly existing and in good standing and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under Applicable Law from such qualification or is otherwise not required under Applicable Law to effect such qualification; no demand for such qualification has been made upon it by any state having jurisdiction and in any event it is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan or service each Mortgage Loan in accordance with the terms of this Agreement; it is a HUD-approved mortgagee under Section 203 of the National Housing Act.

(b)                                 Due Authority. The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired. The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No Conflict. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter, bylaws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement.

(d)                                 No Material Default. Neither the Seller nor any of its affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(e)                                  Financial Statements. Seller has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2015. Except as has previously been disclosed to the Purchaser in writing: (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Seller and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

(f)                                   No Change in Business. Unless previously disclosed to the Purchaser in writing, there has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the financial statements referenced in clause (f) above that would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(g)                                  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened against the Seller before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or would prohibit the Seller from entering into this Agreement or seek to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or would otherwise draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or would be likely to prohibit or materially impair the ability of the Seller to perform under the terms of this Agreement.

(h)                                 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of or compliance by it with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the related Closing Date.

The Purchaser hereby represents and warrants to the Seller as of each applicable Closing Date:

(a)                                 Duly Organized. It is duly organized, validly existing and in good standing and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under Applicable Law from such qualification or is otherwise not required under Applicable Law to effect such qualification.

(b)                                 Due Authority. The Purchaser had the full power and authority and legal right to enter into and consummate, all transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No Conflict. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s charter, bylaws or other organizational documents or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject.

(d)                                 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of or compliance by it with this Agreement, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the related Closing Date.

Section 5.03 Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 5.01 and 5.02 shall survive delivery of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Parties or their designee, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination, or lack of examination, of any Mortgage File.

With regard to a Mortgage Loan, within thirty (30) days of the discovery by the Purchaser of a breach of a representation and warranty contained in Section 5.01 that materially and adversely affects the value of the Mortgage Loan or the interests of the Purchaser therein, then the Purchaser shall so notify the Seller in writing at any time prior to payment in full of such loan by the Mortgagor, outlining with specificity the subsection of this Agreement which the Purchaser claims has been violated, along with sufficient supporting documentation. Within sixty (60) days after receipt of such notification, the Seller may correct or cure any such breach or, if the Seller determines that an actual breach exists and it is unable to cure such breach, then it shall, at the option of the Seller, either (i) re-acquire the subject Mortgage Loan from the Purchaser at the Repurchase Price; or (ii) notify the Purchaser that it is submitting the parties’ dispute regarding the alleged breach (the “Dispute”) for Arbitration (the “Arbitration Notice”) pursuant to the terms of this Agreement.

In addition to such repurchase obligation, the Seller shall indemnify and hold harmless the Purchaser against any and all claims, losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs (irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), judgments, and any other costs, fees and expenses (collectively, “Losses”) that the Purchaser suffers or may sustain in any way related to or in connection with any: (i) fraud, negligence or willful misconduct by the Seller, or (ii) [RESERVED].

The Seller or the Purchaser shall immediately notify the other party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans.

It is understood and agreed that: (i) the obligations of the Seller set forth in this Section 5.03 to repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Seller fails to repurchase a defective Mortgage Loan or to indemnify the Purchaser pursuant to this Section 5.03, such failure shall be deemed a default of the Seller under this Agreement and the Purchaser shall be entitled to pursue all available remedies against the Seller.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 5.01 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Within fifteen (15) Business Days of the repurchase of a Mortgage Loan by the Seller, the Purchaser agrees to return such repurchased Mortgage Loan to the Seller, together with the related Mortgage Loan Documents.

In the event that the Seller timely delivers to the Purchaser an Arbitration Notice, each party hereby agrees to abide by the decision of a neutral and qualified Arbitrator. The sole question to be resolved by the Arbitrator is whether the representations and warranties with regard to the Mortgage Loan at issue were, as of the applicable Closing Date, materially and adversely incorrect. The parties agree that any arbitration proceedings hereunder shall occur in Atlanta, GA and should be scheduled and administered in order to proceed with the full and final resolution of the Dispute as swiftly as commercially reasonable and practical. Each party shall bear its own costs of any such arbitration, including without limitation, reasonable attorneys’ fees and disbursements and other professional fees and costs, except however, the fees and costs of the Arbitrator shall be split equally between the parties. As soon as possible after the termination of the arbitration proceedings, the Arbitrator shall submit to the parties a written arbitration report setting forth the Arbitrator’s decision.

It is the intention of the parties that Arbitration shall be conducted in as efficient and cost-effective a manner as is reasonably practicable, without the burden of discovery. Accordingly, the Arbitrator will resolve the dispute on the basis of a review of the written correspondence between the parties (including any supporting materials attached to such correspondence) conveyed by the parties to each other in connection with the dispute prior to the delivery of notice to commence Arbitration; however, upon a showing of good cause, a party may request the Arbitrator to direct the production of such additional information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference except upon the agreement of both parties or the request of the Arbitrator.

The finding of the Arbitrator and any award granted shall be in writing and shall be final, conclusive and binding upon the parties. By submitting to Arbitration, the parties undertake to carry out any award without delay and shall be deemed to have waived their right to any form of recourse or appeal, including motions to vacate, modify or correct such award, insofar as such waiver can be validly made. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction or a court having jurisdiction over the parties or their assets. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorneys’ fees and costs in connection with the Arbitration. Arbitration proceedings and any findings and award granted shall remain confidential unless a party finds it necessary to enforce such award.

For purposes of this Section 5.03, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

The provisions contained in this Section 5.03 shall survive the termination of this Agreement.

Section 5.04 Repurchase of Mortgage Loans With Early Payment Default, Premium Recapture.

Should the Mortgagor under any Mortgage Loan sold to the Purchaser cause a Payment Default (hereafter defined) to exist on any of the Monthly Payment due under the terms of the Mortgage Loan within the first ninety (90) days or the first three (3) Monthly Payments due after the Purchase Date of the Mortgage Loan, the Seller shall, within thirty (30) business days after receiving written notification thereof from the Purchaser, re-acquire the subject Mortgage Loan from the Purchaser for a purchase price equal to the then outstanding principal balance of such Mortgage Loan and any premium paid plus 100% of all accrued and unpaid interest through and including the day of such repurchase or any other remedy at the sole discretion of the Purchaser. In the event that the Purchaser choose not to trigger a repurchase remedy for an eligible Mortgage Loan, the Purchaser and Seller shall enter into an Indemnification Agreement that will indemnify the Purchaser for such related Loan in accordance to the terms and conditions contained herein. For purposes hereof, “Payment Default” means a borrower’s failure to pay a Monthly Payment due under a Mortgage Loan within thirty (30) days after its due date.

Monthly Payments made within sixty (60) days of their due date by the borrower, but applied late by the Servicer, will not be considered a “Payment Default.”

In the event that any Mortgage Loan prepays in full on or before the six (6) month anniversary of the date on the Promissory Note, the Seller shall, upon request by the Purchaser, remit to the Purchaser any Premium paid by the Purchaser, net of any prepayment penalty collected, with respect to the subject Mortgage Loan.

Any repurchase remedy required by this Section 5.04 shall survive the termination of this Agreement.

ARTICLE VI

CLOSING

Section 6.01 Closing.

The closing for the purchase and sale of the Mortgage Loans in any Mortgage Loan Package shall take place on the applicable Closing Date listed in the Assignment and Conveyance Agreement.

Each closing shall be subject to each of the following conditions:

(a)                                 No breach or default exists under this Agreement;

(b)                                 The Purchaser and the Seller shall have received, or the Purchaser’s and the Seller’s attorneys shall have received in escrow, all Closing Documents, duly executed

(c)                                  The Seller shall not have experienced any Material Adverse Change. For the purposes of this Section 6.01, “Material Adverse Change” shall mean, (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Seller; (ii) a material impairment of the ability of the Seller to perform under this Agreement or any related agreements (the “Operative Agreements”); or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Operative Agreement against the Seller; and

(d)                                 All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the applicable Closing Date, the Purchase Price for the Mortgage Loans in the related Mortgage Loan Package pursuant to Section 3.01 of this Agreement, and the Seller shall deliver the Mortgage Loans to the Purchaser.

ARTICLE VII

CLOSING DOCUMENTS

Section 7.01 Closing Documents.

The “Closing Documents” for the initial closing of a Mortgage Loan Package shall consist of fully executed originals of the following documents:

(a)                                 This Agreement, in two (2) counterparts; and

(b)                                 The applicable Assignment and Conveyance Agreement, in two (2) counterparts.

The Closing Documents for each additional closing of a Mortgage Loan Package shall consist of the following documents:

(a)                                 The applicable Assignment and Conveyance Agreement, in two (2) counterparts.

ARTICLE VIII

COSTS

Section 8.01 Costs.

Unless otherwise provided herein, each party shall bear its own costs and expenses. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees, shall be paid by the Purchaser.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Seller to Provide Access/Information as Required by Law.

The Seller shall provide to the Purchaser and its designees access to any documentation regarding the Mortgage Loans which may be required by Applicable Law. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Seller.

Section 9.02 Force Majeure

Purchaser and Seller shall be excused for a period of thirty (30) days in performance of any obligation hereunder to the extent such delay in performance is caused by a force majeure event. This includes acts of God, natural disasters, war, civil disturbance, action by governmental entity, strike, and other causes beyond the parties’ reasonable control. The party affected by the force majeure event will provide written notice to the other party within thirty (30) days and will use its best efforts to resume performance. Obligations not performed due to a force majeure event will be performed as soon as reasonably possible with the force majeure event concludes.

Section 9.03 Governing Law; Waiver of Jury Trial; Choice of Forum.

This Agreement shall be construed in accordance with the laws of the State of Georgia and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of Georgia (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

With respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the court of Fulton County, Georgia and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.04 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to:

(a)                                 if to the Purchaser:

Angel Oak Mortgage Fund TRS

3060 Peachtree Road NW, Suite 500

Atlanta, GA 30305

Attn: Ashish Neghandi

(b)                                 if to the Seller:

Angel Oak Prime Bridge, LLC

3060 Peachtree Road NW, Suite 500

Atlanta, GA 30305

Attn: Ashlei McAleer

or such other address(es) as may hereafter be furnished by each party. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 9.05 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such inability.

Section 9.06 Execution; Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser, the Seller, and the respective successors and assigns of the Purchaser and the Seller. As used herein, the trust formed in connection with a Subsequent Transaction shall be deemed to constitute a single “Person.”

Section 9.07 Confidentiality.

The Seller and the Purchaser shall keep confidential and shall not divulge to a third party, without each other’s prior written consent, the terms or existence of any Assignment and Conveyance Agreement or this Agreement, the price paid by the Purchaser for the Mortgage Loans or the transactions contemplated hereunder, except to the extent that it is reasonable and necessary for the Purchaser or the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement; provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction; and provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over the Purchaser; provided such information is identified as confidential non-public information. Notwithstanding other provisions of this Agreement, the Seller and the Purchaser (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of transactions covered by this agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

Notwithstanding anything to the contrary in this Agreement, each party may disclose the other’s confidential information in a judicial proceeding when required to do so by law when responding to a subpoena or as otherwise required by Applicable Laws.

Section 9.08 Entire Agreement.

This Agreement constitutes the entire understanding between the parties hereto with respect to the sale and purchase of a Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. The Seller and the Purchaser understand and agree that no employee, agent or other representative of the Seller or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement.

ARTICLE XI

COMPLIANCE WITH REGULATION AB

Section 11.01                      Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Subsequent Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master Servicer or any Depositor to permit the Purchaser, any Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, or any Third- Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 11.02                      Information to Be Provided by the Seller.

The Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third- Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), and (c) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, as applicable, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)                                 If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans, or (ii) each Third- Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)                              the originator’s form of organization;

(B)                               a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)                               a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and

(D)                               a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Subsequent Transaction, as such parties are identified by the Purchaser or any Depositor in writing in advance of such Subsequent Transaction:

(1)                                 the sponsor;

(2)                                 the depositor;

(3)                                 the issuing entity;

(4)                                 any servicer;

(5)                                 any trustee;

(6)                                 any originator;

(7)                                 any significant obligor;

(8)                                 any enhancement or support provider; and

(9)                                 any other material transaction party.

(b)                                 If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans, and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(l)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Subsequent Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)                                  For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) promptly notify the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Seller or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Subsequent Transaction between the Seller or any Third- Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Subsequent Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Seller, and (E) the Seller’s entry into an agreement with a third party to perform or assist in the performance of any of the Seller’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships or other events.

SECTION 11.03.                                 Helping Families Notice.

With respect to each Mortgage Loan, within thirty (30) days following the related Closing Date, Seller shall furnish to the Mortgagor of such Mortgage Loan the notice required by Section 404 of the Helping Families Save Their Homes Act of 2009 (the “Helping Families Act”) in accordance with the provisions of the Helping Families Act. In addition, in connection with any Subsequent Transaction with respect to any of the Mortgage Loans, Seller shall furnish to each related Mortgagor, within thirty (30) days following the closing date with respect to such Subsequent Transaction, a notice with respect to such assignment in the form required by the assignee for the related Subsequent Transaction, which notice shall identify the assignee for the related Subsequent Transaction as the new owner of the Mortgage Loan and include any other information required by the Helping Families Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PURCHASER:

ANGEL OAK MORTGAGE FUND TRS

By: Angel Oak Mortgage REIT TRS, LLC, not in its individual capacity, but as its sole member

By: Angel Oak Mortgage, Inc., not in its individual capacity, but as its sole member

/s/ Michael Fierman
Name: Michael Fierman
Title: Director

SELLER:

ANGEL OAK PRIME BRIDGE, LLC

/s/ Sreeni Prabhu
Name: Sreeni Prabhu
Title: Member

EXHIBIT A

CONTENTS OF MORTGAGE FILES

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, originals or copies of which shall be held by the Custodian for the benefit of the Purchaser:

CONTENTS OF EACH MORTGAGE

FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, unless otherwise disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or the Purchaser’s Custodian:

(a)         Copies of the Mortgage Loan Documents.

(b)         Residential loan application.

(c)          Mortgage Loan closing statement.

(d)         Verification of employment and income, if required.

(e)          Verification of acceptable evidence of source and amount of down payment.

(f)           Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

(g)          Residential appraisal report.

(h)         Photograph of the Mortgaged Property.

(i)             Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

(j)            Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

(k)         Copies of all required disclosure statements.

2

(l)             If applicable, termite report, structural engineer’s report, water potability and septic certification.

(m)     Sales Contract, if applicable.

(n)         Each commitment letter related to the Mortgage Loan.

(o)         The related Form 1008 (underwriter transmittal form).

(p)         A copy of any hazard insurance policy, including any flood insurance policy, related to the Mortgaged Property, including the declaration pages related to any such insurance policy; and

(q)         A copy of the certificate of occupancy for the related Mortgaged Property.

3

EXHIBIT B

ASSIGNMENT AND CONVEYANCE AGREEMENT

This is an Assignment and Conveyance Agreement delivered pursuant to that certain Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of                    , 20    (the “Purchase Agreement”), between Angel Oak Prime Bridge, LLC (the “Seller”) and Angel Oak Mortgage Fund TRS (the “Purchaser”). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Purchase Agreement.

The Seller and the Purchaser hereby confirm that they have reached agreement on the purchase and sale, on a servicing retained basis, of the Mortgage Loans described on Annex 1 attached hereto on the terms and conditions set forth in the Purchase Agreement (which terms and conditions are incorporated herein by this reference), as follows:

(a)                                 The purchase price percentage for each of the Mortgage Loans is    % or is otherwise specified on Annex 1; and

(b)                                 Accordingly, on this       day of                  , 20  , the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller, except with regard to ownership of the Servicing Rights, in and to (a) the Mortgage Loans listed at Annex 1 pursuant to the terms of the Purchase Agreement.

This Assignment and Conveyance Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

[SIGNATURES TO FOLLOW]

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

ANGEL OAK PRIME BRIDGE, LLC, as Seller

By:	/s/ Sreeni Prabhu
Name:	Sreeni Prabhu
Title:	Member

ANGEL OAK MORTGAGE FUND TRS

By: Angel Oak Mortgage REIT TRS, LLC, not in its individual capacity, but as its sole member

By: Angel Oak Mortgage, Inc., not in its individual capacity, but as its sole member

/s/ Michael Fierman
Name: Michael Fierman
Title: Director

Annex 1 to

Assignment and Conveyance Agreement

MORTGAGE LOANS

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

(a)                                 the original Mortgage Note evidencing a complete and unbroken chain of endorsements from the originator to the Seller to the last endorsee (“Last Endorsee”) bearing all intervening endorsements, endorsed “Pay to the order of            , without recourse” and signed in the name of the Last Endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)                                 the original of any guarantee executed in connection with the Mortgage Note;

(c)                                  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)                                 the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)                                  except with respect to each MERS Designated Mortgage Loan, an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording and shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[Seller], formerly known as [previous name]”;

(f)                                   the originals of all intervening assignments of mortgage (if any) evidencing a complete and unbroken chain of assignment from the originator to the Seller (or MERS with respect to each MERS Designated Mortgage Loan) to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)                                  the original final mortgagee policy of title insurance or copy thereof or, in the event such original final title policy has not yet been issued, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, in each case, including an Environmental Protection Agency Endorsement and, in the case of an ARM Mortgage Loan, a variable rate endorsement along with a statement by the title insurance company or closing attorney on such binder or commitment that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured;

(h)                                 the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan; and

(i)                                     the original of any applicable power of attorney with evidence of recording thereon.

EXHIBIT D

UNDERWRITING GUIDELINES